UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2011

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stockholder Rights Agreement

     The Board of Directors of Apricus Biosciences, Inc. (“Apricus”) adopted a Stockholder Rights Agreement, dated as of March 22, 2011, (the “Agreement”) between Apricus and Wells Fargo Bank, N.A. as Rights Agent (the “Agent”).

     The following description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was attached as an exhibit to Apricus’ Registration Statement on Form 8-A, filed on March 24, 2011, and is incorporated herein by reference.

      Pursuant to the terms of the Agreement, the Board of Directors of the Company declared a dividend distribution of one Preferred Stock Purchase Right (a “Right”) for each outstanding share of Common Stock of the Company (the “Common Stock”) to stockholders of record as of the close of business on April 1, 2011 (the “Record Date”).  In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the earlier of the Distribution Date (as hereinafter defined) or Expiration Date (as hereinafter defined).  Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series D Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a cash exercise price of $20.00 per Unit (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Agreement and summarized below.

     Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by Apricus or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result, upon its consummation, in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).

     Notwithstanding the foregoing, with respect to any Grandfathered Person (as defined in the Agreement), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Stock representing more than an additional ½% of the outstanding shares of Common Stock.

     In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of Units of Preferred Stock, that number of shares of Common Stock of Apricus (or, in certain circumstances, including if there are insufficient shares of Common Stock to permit the exercise in full of the Rights, Units of Preferred Stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the exercise price of the Right (such right being referred to as the “Subscription Right”). In the event that, at any time following the Stock Acquisition Date, (i) Apricus consolidates with, or merges with and into, any other person, and Apricus is not the continuing or surviving corporation, (ii) any person consolidates with Apricus, or merges with and into Apricus and Apricus is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of Apricus’ assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value of two times the exercise price of the Right (such right being referred to as the “Merger Right”). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Agreement) become null and void.

     Until a Right is exercised, the holder will have no rights as a stockholder of Apricus (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Apricus, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of Apricus, other consideration or for common stock of an acquiring company.

     At any time after a person becomes an Acquiring Person, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units at an exchange ratio specified in the Agreement.

     The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

       The Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time, the Board of Directors may, subject to certain limitations set forth in the Agreement, amend the Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of ..001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.

       The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 1, 2021 (the “Expiration Date”), unless previously redeemed or exchanged by Apricus as described above.

       A committee of the Board of Directors shall periodically review the Agreement to consider whether the maintenance of the Agreement continues to be in the best interests of Apricus and its stockholders in its current form and whether any changes to the Agreement are deemed necessary or advisable including, without limitation, changes to the Exercise Price or other terms thereof. The committee shall consist solely of independent directors of Apricus and shall conduct such review when, as and in such manner as the committee deems appropriate, after giving due regard to all relevant circumstances; provided, however, that the committee shall take such action at least once every three years. Following each such review, the committee will report its conclusions to the Board of Directors, including any recommendation in light thereof as to whether the Agreement should be maintained, modified, terminated or the Rights redeemed. The committee is authorized to retain such legal counsel, financial advisors and other advisors as the committee deems appropriate in order to assist the committee in carrying out its foregoing responsibilities under the Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

     Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On March 22, 2011, Apricus filed a Certificate of Designation with the Nevada Secretary of State classifying and designating the Series D Junior Participating Cumulative Preferred Stock (the “Certificate of Designation”) in connection with entering into the Agreement. Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.03.

     A copy of the Certificate of Designation has been filed as an exhibit to Apricus’ Registration Statement on Form 8-A, which was filed with the Securities and Exchange Commission on March 24, 2011, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation for Series D Junior Participating Cumulative Preferred Stock (1)

4.1	Form of Common Stock Certificate

4.2	Stockholder Rights Agreement, dated as of March 22, 2011, by and between Apricus Biosciences, Inc. and Wells Fargo Bank, N.A. (1)

(1)	Filed with Apricus’ Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 24, 2011, and incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 24, 2011	Apricus Biosciences, Inc.
	By:	/s/ Mark Westgate
Mark Westgate
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation for Series D Junior Participating Cumulative Preferred Stock (1)

4.1	Form of Common Stock Certificate

4.2	Stockholder Rights Agreement, dated as of March 22, 2011, by and between Apricus Biosciences, Inc. and Wells Fargo Bank, N.A. (1)

(1)	Filed with Apricus’ Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 24, 2011, and incorporated by reference herein.